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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  May 16, 2001



                               _________________


                            U.S. Laboratories, Inc.
            (Exact name of registrant as specified in its charter)


                  Delaware                                   0-25339                         33-0586167
(State or other jurisdiction of incorporation)        (Commission File Number)            (I.R.S. Employer
                                                                                         Identification No.)

             7895 Convoy Street, Suite 18, San Diego, California        92111
                   (Address of principal executive offices)          (Zip Code)

                             ____________________
      Registrant's telephone number, including area code: (858) 715-5800


                                      N/A
         (Former name or former address, if changed since last report)
                               _________________
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Item 5.   OTHER EVENTS

     On May 16, 2001, U.S. Laboratories, Inc. (the "Company") issued a press release announcing that it had called for redemption all of its outstanding Warrants to Purchase Common Stock which trade under the Nasdaq symbol "USLBW." As of May 16, 2001, a total of 1,000,000 USLBW warrants were outstanding. On May 16, 2001, a notice of redemption and related materials were mailed to all holders of record of the USLBW warrants. As a result of the call for redemption, each USLBW warrant will continue to be exercisable at $7.80 per warrant share until 5:00 pm (Eastern time) on June 18, 2001. If a USLBW warrant is exercised, the holder will receive one share of the Company's common stock (Nasdaq symbol: "USLB"). After 5:00 pm (Eastern time) on June 18, 2001, the USLBW warrants will no longer be exercisable, and the holders will have only the right to receive the redemption price of $0.01 per warrant share. A copy of the press release announcing the call for redemption is attached as Exhibit 99.1 hereto, and a copy of the Notice of Redemption is attached as Exhibit 99.2 hereto.


Item 7.   FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

          The following exhibits are filed as a part of this report:

Exhibit No.    Description
-----------    -----------

   99.1        Text of press release of U.S. Laboratories, Inc. issued May 16,
               2001.
   99.2        Form of Notice of Redemption
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  U.S. LABORATORIES, INC.



                                  By:  /s/ Donald Alford
                                       -----------------------------------------
                                       Donald Alford
Date:  May 16, 2001                    Executive Vice President and Secretary
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   99.1        Text of press release of U.S. Laboratories, Inc. issued May 16,
               2001.
   99.2        Form of Notice of Redemption